EXHIBIT 99.1


Sacramento, CA - January 16, 2003- American River Holdings (Nasdaq: AMRB), the parent company of American River Bank, North Coast Bank and first source capital announced record financial results for the year ended December 31, 2002. Net income came to $4,459,000 ($1.57 diluted earnings per share), marking the highest earnings in the history of American River Holdings, and a 10.5% increase from the $4,037,000 ($1.43 diluted earnings per share) reported for 2001. Total assets grew by $56 million from one year ago, reaching $342.6 million at December 31, 2002.

"We are thrilled with our success in 2002. Profits, growth, asset quality and shareholder return are at all time highs, proving that our formula for success works. We have the best team serving the best clients," remarked American River Holdings' President and CEO, David T. Taber.

When comparing the year ended December 31, 2002 to the same period in 2001, net interest income grew by 3.4% to $15,073,000 from $14,577,000. Noninterest income decreased slightly to $2,323,000 from $2,365,000 for 2002. Noninterest expense decreased as well, to $9,389,000 from $9,502,000 recorded in 2002.

Return on average assets for 2002 was 1.44 %, compared to 1.45% in 2001. Return on average equity for the year ended December 31, 2002 was 15.11% and the efficiency ratio was 53.47%. Net chargeoffs for the year were 0.03% of average loans and leases. The allowance for loan and lease losses was $3,197,000 as of December 31, 2002, which is 1.38% of total loans and leases, and 1551.9% of non-performing loans and leases.

Loans and deposits increased considerably during 2002. Net loans grew 17.4% from $195,026,000 at December 31, 2001 to $229,008,000 at December 31, 2002. Total
deposits were up $20.9 million, from $254,888,000 at December 31, 2001 to $275,796,000 at December 31, 2002. Noninterest bearing deposits increased 21.0% from $67,740,000 at December 31, 2001 to $81,974,000 at December 31, 2002.

The Company achieved its seventy-sixth consecutive profitable quarter. Net income for the quarter was $1,271,000, which is an increase of 27.0% compared to the $1,001,000 recorded in the fourth quarter of 2001. Diluted earnings per share increased 28.6% from $0.35 recorded in the fourth quarter of 2001 to $0.45 in the fourth quarter of 2002. Net interest income was $4,047,000, increasing from the $3,612,000 in the comparable quarter in 2001. Noninterest income for the fourth quarter was $660,000, up 15.0% from the $574,000 recorded in the same period during the previous year. For the quarter, noninterest expense increased from $2,355,000 to $2,472,000. The return on average assets for the fourth quarter was 1.48%, which is an increase from the 1.39% recorded for the previous year. Return on average equity also increased to 16.21% from the 14.21% recorded for the fourth quarter in 2001. The efficiency ratio for the fourth quarter was 52.07%, an improvement from the 55.74% recorded during the same period in 2001.

American River Holdings is a financial services company with three affiliates, American River Bank, a community business bank with four offices in Sacramento and Placer Counties, North Coast Bank, a community business bank with three offices in Sonoma County and first source capital, headquartered in Sacramento, which provides equipment lease financing on a brokerage basis for businesses throughout the country.

Related websites include www.amrb.com, www.americanriverbank.net, www.northcoastbank.com and www.firstsourcecapital.com

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

Unaudited financial statements are attached. Historical earnings per share have been adjusted for 5% stock dividends in 2001 and 2002.


FORWARD-LOOKING INFORMATION

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the California energy shortage, the effects of terrorism, including the events of September 11, 2001 and thereafter, and the conduct of the war on terrorism by the United States and its allies, as well as other factors. This entire press release should be read to put such forward-looking statements in context. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2001.




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
AMERICAN RIVER HOLDINGS                                    FINANACIAL SUMMARY
CONSOLIDATED BALANCE SHEET                                     (unaudited)

                                                       December 31     December 31
               ASSETS                                      2002            2001
                                                       ------------    ------------

Cash and due from banks                                $ 25,899,000    $ 20,342,000
Federal funds sold                                               --       7,814,000
Interest-bearing deposits in banks                        5,938,000       5,740,000
Investment securities                                    75,623,000      48,912,000
Loans and leases, net                                   229,008,000     195,026,000
Bank premises and equipment                               1,665,000       1,903,000
Accounts receivable servicing receivable, net             1,396,000       2,869,000
Accrued interest and other assets                         3,034,000       3,953,000
                                                       ------------    ------------
                                                       $342,563,000    $286,559,000
                                                       ============    ============
   LIABILITIES & EQUITY

Noninterest bearing deposits                           $ 81,974,000    $ 67,740,000
Interest checking, money market & savings               121,436,000     110,978,000
Time deposits                                            72,386,000      76,170,000
                                                       ------------    ------------
   Total deposits                                       275,796,000     254,888,000
                                                       ------------    ------------
Short-term borrowings                                    30,550,000              --
Long-term debt                                            1,992,000       2,039,000
Accrued interest and other liabilities                    2,499,000       1,690,000
                                                       ------------    ------------
   Total liabilities                                    310,837,000     258,617,000

Total equity                                             31,726,000      27,942,000
                                                       ------------    ------------
                                                       $342,563,000    $286,559,000
                                                       ============    ============

Nonperforming loans and leases to total loans and              0.09%           0.43%
   leases
Net chargeoffs to average loans and leases                     0.03%           0.31%
Allowance for loan and lease losses to nonperforming        1551.94%         305.37%
   loans and leases


CONSOLIDATED STATEMENT OF INCOME
          (UNAUDITED)                              FOURTH         FOURTH           FOR THE YEAR ENDED
                                                   QUARTER        QUARTER              DECEMBER 31
                                                    2002           2001           2002           2001

Interest income                                  $ 4,902,000    $ 4,688,000    $18,585,000    $20,843,000
Interest expense                                     855,000      1,076,000      3,512,000      6,266,000
                                                 -----------    -----------    -----------    -----------
Net interest income                                4,047,000      3,612,000     15,073,000     14,577,000
Provision for loan and lease losses                  150,000        218,000        644,000        791,000
Total noninterest income                             660,000        574,000      2,323,000      2,365,000
Total noninterest expense                          2,472,000      2,355,000      9,389,000      9,502,000
                                                 -----------    -----------    -----------    -----------
Income before taxes                                2,085,000      1,613,000      7,363,000      6,649,000
Income taxes                                         814,000        612,000      2,904,000      2,612,000
                                                 -----------    -----------    -----------    -----------
Net income                                       $ 1,271,000    $ 1,001,000    $ 4,459,000    $ 4,037,000
                                                 ===========    ===========    ===========    ===========

Basic earnings per share                         $      0.48    $      0.38    $      1.69    $      1.52
Diluted earnings per share                              0.45           0.35           1.57           1.43
----------------------------------------------------------------------------------------------------------
Operating Ratios:
   Return on average assets                             1.48%          1.39%          1.44%          1.45%
   Return on average equity                            16.21%         14.21%         15.11%         15.34%
   Efficiency ratio (fully taxable equivalent)         52.07%         55.74%         53.47%         55.57%
----------------------------------------------------------------------------------------------------------


Earnings per share have been adjusted for 5% stock dividends in 2001 and 2002.

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
CONSOLIDATED STATEMENT OF INCOME                   FOURTH        THIRD         SECOND        FIRST
Trailing Four Quarters                            QUARTER       QUARTER       QUARTER       QUARTER
(Unaudited)                                         2002          2002          2002          2002
                                                 ----------    ----------    ----------    ----------

Interest income                                  $4,902,000    $4,732,000    $4,486,000    $4,465,000

Interest expense                                    855,000       912,000       863,000       882,000
                                                 ----------    ----------    ----------    ----------

Net interest income                               4,047,000     3,820,000     3,623,000     3,583,000

Provision for loan and lease losses                 150,000       160,000       186,000       148,000

Total noninterest income                            660,000       619,000       552,000       492,000

Total noninterest expense                         2,472,000     2,285,000     2,288,000     2,344,000
                                                 ----------    ----------    ----------    ----------

Income before taxes                               2,085,000     1,994,000     1,701,000     1,583,000

Income taxes                                        814,000       794,000       674,000       622,000
                                                 ----------    ----------    ----------    ----------

Net income                                       $1,271,000    $1,200,000    $1,027,000    $  961,000
                                                 ==========    ==========    ==========    ==========

Basic earnings per share                         $     0.48    $     0.46    $     0.39    $     0.36

Diluted earnings per share                             0.45          0.42          0.36          0.34


------------------------------------------------------------------------------------------------------

Quarterly Operating Ratios:

   Return on average assets                            1.48%         1.48%         1.42%         1.37%

   Return on average equity                           16.21%        16.01%        14.26%        13.79%

   Efficiency ratio (fully taxable equivalent)        52.07%        51.00%        54.28%        56.95%
------------------------------------------------------------------------------------------------------


Earnings per share have been adjusted for a 5% stock dividend in 2002.



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